Exhibit 10.4

Execution Version

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of April 19, 2013, relating to (i) the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 31, 2010, among PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation (“Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (the “Administrative Agent”) and (ii) the Guaranty (the “Guaranty”) dated as of August 31, 2010 among the Guarantors party thereto (the “Guarantors”), and the Administrative Agent, is by and among the Borrower, the Guarantors the Lenders and Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 11.01 of the Credit Agreement permits the Loan Documents to be amended from time to time;

WHEREAS, the Lenders party hereto constitute all of the Lenders under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendments.  In reliance upon the representations and warranties of the Borrower set forth in Section 2 below and subject to the conditions precedent set forth in Section 3 of this Amendment, the Credit Agreement is amended as follows:

(a)           Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Economic Sanctions Laws.”

(b)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical location:

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of April 19, 2013.

“Amendment No. 3 Effective Date” means April 19, 2013, the date on which all conditions precedent set forth in Section 3 of Amendment No. 3 are satisfied.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.19, any other keepwell, support, or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan

Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.19).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(c)           The definition of “Applicable Fee Rate” is deleted and replaced by the following:

“Applicable Fee Rate” means, at any time, the Applicable Fee Rate referenced in the definition of “Applicable Rate.”

(d)           The definition of “Applicable Rate” is deleted and replaced by the following:

“Applicable Rate” means (i) from the Amendment No. 3 Effective Date until the first Business Day that immediately follows the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b), 2.50% per annum for LIBOR Daily Floating Rate Loans and LIBOR Periodic Rate Loans, 1.50% per annum for Prime Rate Loans, 1.50% per annum for Letter of Credit Fees and 0.50% per annum for Applicable Fee Rate, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Senior Secured Funded Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
	Senior
	Secured Funded	LIBOR Daily		Letter of
Pricing	Debt to	Floating/Periodic	Prime Rate	Credit	Applicable
Level	EBITDA Ratio	Rate Loans	Loans	Fees	Fee Rate

1	< 1.25:1	2.50%	1.50%	1.50%	0.50%

2	≥ 1.25:1	2.75%	1.75%	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Funded Debt to EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 2 shall apply in respect of the Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (ii) if the Senior Secured Funded Debt to EBITDA Ratio as set forth in a Compliance Certificate delivered pursuant to Section 6.02(b) is determined to have been incorrect, then the Applicable Rate for the relevant period shall be adjusted retroactively to reflect the pricing which would have been applied in accordance with this definition for such period based on the corrected Senior Secured Funded Debt to EBITDA Ratio, and any additional interest or fees owing as a result of such readjustment shall be payable within ten (10) Business Days following demand therefor by the Administrative Agent.

(e)           The definition of “Change in Law” is deleted and replaced by the following:

“Change in Law” means the occurrence, after the Amendment No. 3 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(f)           The definition of “Excluded Taxes” is deleted and replaced by the following:

“Excluded Taxes” means, with respect to any Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Documents, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office in such jurisdiction or, in the case of any Lender, in having its applicable Lending Office in such jurisdiction, (b) any taxes in the nature of the branch profits tax within the meaning of Section 884 of the Code imposed by any jurisdiction described in clause (a), (c) other than an assignee pursuant to a request by the Borrower under Section 11.13, any United States federal withholding tax that is imposed on amounts payable to such Person pursuant to any Laws in effect at the time such Person becomes a party hereto (or designates a new Lending Office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c), (d) any withholding tax that is attributable to such Person’s failure to comply with Section 3.01(e) hereto, and (e) any United States federal withholding tax that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the procedures, certifications, information reporting, disclosure, or other related requirements of newly enacted Sections 1471-1474 of the Code and any amended or successor version that is substantively comparable.

(g)           The definition of “Guarantors is deleted and replaced by the following:

“Guarantors” means, collectively (a) the Subsidiaries of the Borrower listed on Schedule 6.12 and each other Subsidiary of the Borrower that shall be required to, or at the election of the Borrower does, execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 and (b) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

(h)           The definition of “LIBOR” is deleted and replaced by the following:

“LIBOR” means the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available, as published by Reuters (or other commercially available source providing quotations of LIBOR as selected by the Administrative Agent from time to time if the rate published by Reuters is not available) as determined for each banking day at approximately 11:00 a.m. London time two (2) Business Days prior to the date of determination.

(i)            The definition of “Maturity Date” is deleted and replaced by the following:

“Maturity Date” means April 30, 2018.

(j)            The definition of “Obligations” is hereby amended by inserting the parenthetical “(other than, with respect to any Guarantor that is a Specified Loan Party, Excluded Swap Obligations of such Guarantor)” immediately after the words “or Secured Hedge Agreement.”

(k)           Section 1.03 of the Credit Agreement is hereby amended by adding the following clause (d):

(d)           For purposes of calculating compliance with any covenant in Article VII that limits the maximum amount of any Investment, Restricted Payment or Indebtedness, all utilization of the “baskets” contained or referenced in, or contained or referenced in a definition directly or indirectly used in, Article VII from and after the Closing Date and prior to the Amendment No. 3 Effective Date shall be excluded in calculating the utilization of such “baskets.”

(l)            Section 3.03 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

3.03. Inability to Determine Rates.

If in connection with any request for a LIBOR Periodic Rate Loan or a conversion to or continuation thereof that (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Periodic Rate Loan or (ii) adequate and reasonable means do not exist for determining the LIBOR Periodic Rate for any requested Interest Period with respect to a proposed LIBOR Periodic Rate Loan or in connection with an existing or proposed LIBOR Daily Floating Rate Loan, or (b) the Required Lenders determine that for any reason the LIBOR Periodic Rate for any requested Interest Period with respect to a proposed LIBOR Periodic Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Periodic Rate Loans or LIBOR Daily Floating Rate Loans shall be suspended (to the extent of the affected LIBOR Periodic Rate Loans, LIBOR Daily Floating Rate Loans or Interest Periods) until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Periodic Rate Loans or LIBOR Daily Floating Rate Loans or, failing that, will be deemed to have converted such request (to the extent of the affected LIBOR Periodic Rate Loans, LIBOR Daily Floating Rate Loans or Interest Periods) into a request for a Committed Borrowing of Prime Rate Loans in the amount specified therein.

(m)          Section 5.22 of the Credit Agreement is hereby amended by replacing the title with “Anti-Money Laundering and Sanctions” and deleting clause (c) in its entirety and replacing it with the following:

(c)           Except as otherwise authorized by OFAC, no Loan Party, none of its Subsidiaries and, to the knowledge of senior management of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any applicable Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Sanctions. No Loan Party is located, organized or resident in a Designated Jurisdiction.

(n)          Section 7.11 of the Credit Agreement is hereby amended by deleting clause (c) in its entirety and replacing it with the following:

(c)       Minimum EBITDA. Permit Consolidated EBITDA for any four quarter period ending during any fiscal year set forth below to be less than the amount set forth opposite such fiscal year below:

Fiscal Year Beginning:	Consolidated EBITDA:

July 1, 2012	$55,000,000
July 1, 2013	$58,000,000
July 1, 2014	$65,000,000
July 1, 2015	$66,000,000
July 1, 2016	$75,000,000
July 1, 2017	$78,000,000

(o)           Article VII of the Credit Agreement is hereby amended by adding the following Section 7.19:

7.19. Sanctions.

Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.

(p)           Section 8.03 of the Credit Agreement is hereby amended by adding the following at the end of the second paragraph:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

(q)           Section 9.06 of the Credit is hereby amended by deleting the second paragraph in its entirety and replacing it with the following:

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon such resignation, Bank of America shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make LIBOR Daily Floating Rate Loans or fund risk participations in Un-reimbursed Amounts pursuant to Section 2.03(c)). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer.

(r)           Article XI of the Credit Agreement is hereby amended by adding the following Section 11.19:

11.19. Keepwell.

The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount) and without limitation of the foregoing, the Borrower hereby absolutely, unconditionally and irrevocably guarantees the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations. The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until the monetary Obligations have been indefeasibly paid and performed in full. The Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

(s)           Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.

(t)           Schedule 11.02 to the Credit Agreement is hereby amended by deleting the notice information with respect to Borrower and replacing it with the following:

PHIBRO ANIMAL HEALTH CORPORATION

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Blvd., Ste 21

Teaneck, NJ 07666-6712

Attention: David C. Storbeck

Telephone: (201) 329-7300

Telecopier: (201) 329-7399

Electronic Mail: David.Storbeck@pahc.com

Website Address: http://www.pahc.com

U.S. Taxpayer Identification Number: 13-1840497

(u)          Exhibit D to the Credit Agreement is hereby amended by deleting Sections III. A. and III.B. in their entirety and replacing themwith the following:

A.	Consolidated EBITDA made during the four most recent fiscal quarters: $_______

B.	Minimum permitted Consolidated EBITDA for each four quarter period ending during any fiscal year set forth below:

Fiscal Year Beginning
July 1, 2012	$55,000,000
July 1, 2013	$58,000,000
July 1, 2014	$65,000,000
July 1, 2015	$66,000,000
July 1, 2016	$75,000,000
July 1, 2017	$78,000,000

Excess (deficient) for covenant compliance

(Line III.A – III.B):	$______

(v)          Section 1 of the Guaranty is hereby deleted in its entirety and replaced with the following:

1.           Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection,

prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising under the Credit Agreement or under any other Loan Document, or under any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under the Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, subject to the proviso in this sentence, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”) (the “Swap Obligations”) if, and to the extent that, all or a portion of this Guaranty, or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2 hereof and any and all guarantees of the Guarantor’s Swap Obligations by the Borrower and any other Guarantor) at the time this Guaranty, or a grant by the Guarantor of a security interest becomes effective with respect to such Swap Obligation; provided that if a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which this Guaranty or security interest becomes illegal (such excluded Swap Obligations, the “Excluded Swap Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor for the purpose of establishing the amount of the Guaranteed Obligations and conclusive absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense (other than a defense of payment in full of the Guaranteed Obligations) to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(w)         The following Section 2 is hereby added to the Guarantyand the subsequent paragraphs are renumbered accordingly:

2.           Keepwell. Each Qualified ECP Guarantor (as defined below) at the time the guarantee under this Guaranty by any Specified Guarantor (as defined below), or the grant by such Guarantor of a security interest to secure such guarantee, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor with respect to such Swap Obligation as may be needed by such Specified Guarantor from time to time to honor all of its obligations under this Guaranty and the other Transaction Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the monetary Secured Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Guarantor for all purposes of the Commodity Exchange Act. For purposes hereof (i) “Qualified ECP Guarantor” shall mean, at any time,each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act and (ii) “Specified Guarantor” shall mean any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to this Section 2).

SECTION 2.     Representations and Warranties.  The Borrower hereby represents, warrants and acknowledges the following:

(a)           Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material aspects as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements of the Borrower and its Subsidiaries furnished pursuant to Section 6.01(a) and Section 6.01(b), respectively, of the Credit Agreement.

(b)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 3.     Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date when each of the following conditions precedent is satisfied:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each, if applicable, properly executed by a Responsible Officer of the signing Loan Party, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(1)           executed counterparts to this Amendment from the Borrower and each of the Lenders;

(2)           a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days prior to the date hereof;

(3)           (A) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization or a similar Governmental Authority and (B) a certificate of a Responsible Officer of each Loan Party dated the date hereof and certifying (I) to the effect that (w), other than with respect to Borrower and OmniGen Research, LLC (“OmniGen”), such Loan Party’s certificate or articles of incorporation or formation, by-laws or limited liability company agreement (or other equivalent organizational documents), as applicable, have not been amended since the Closing Date and are in full force and effect on the date hereof, (x), with respect to Borrower and OmniGen, attached thereto are true and complete copies of the certificate or articles of incorporation or formation (certified as of a recent date by the Secretary of State of the state of its organization and that such certificate or articles are in full force and effect), by-laws or limited liability company agreement, as applicable, of such Loan Party and that such certificate or articles of incorporation or formation, by-laws or limited liability company agreement are in full force and effect on the date hereof, and (y) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing the Amendment or any other Loan Document in connection therewith on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this clause (B);

(4)           a certificate signed by the chief executive officer and the chief financial officer of the Borrower certifying (A) that the conditions specified in Section 4.02(a) and (b) of the Credit Agreement have been satisfied and (B) that there has been no event or circumstance since the date of the latest balance sheet furnished pursuant to Section 6.01 of the Credit Agreement that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(5)           a favorable opinion of Golenbock Eiseman Assor Bell & Peskoe LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(6)           copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Encumbrances);

(7)           a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination for each real property encumbered by a Mortgage and if such real property is located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (ii) certificates of insurance evidencing the flood insurance required to be maintained under Section 6.07(b) of the Credit Agreement;

(8)           with respect to each Mortgage, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law; and

(9)           date down endorsements to the existing Mortgage Policies, or, to the extent such date down endorsement is not available in the particular jurisdiction, a new Mortgage Policy, which shall reasonably assure the Administrative Agent as of the date thereof that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Property free and clear of all liens except for Permitted Encumbrances.

(b)           All fees required to be paid to the Administrative Agent and the Arranger on or before the date hereof shall have been paid.

(c)           The Borrower shall have paid to the Administrative Agent for the ratable account of each Lender, a payment equal to 0.40% of the aggregate amount of such Lender’s Commitments on or before the date hereof.

(d)           The Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (and any previously contemplated amendments, waivers, forbearances or documents of similar import), including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, with respect thereto.

(e)           The maturity date of the Mayflower Term Loan shall have been extended to December 31, 2016 or a later date on terms and conditions satisfactory to the AdministrativeAgent.

SECTION 4.     Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment and (b) each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment. Administrative Agent hereby agrees to furnish a fully executed counterpart of this Amendment to Borrower and shall notify Borrower of the effective date of this Amendment promptly after such date.

SECTION 5.     Reaffirmation.  Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

SECTION 6.     Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 7.     Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by telecopier or email (in .pdf or .tif) shall be effective as delivery of a manually executed counterpart.

SECTION 8.     Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PHIBRO ANIMAL HEALTH CORPORATION

By:	/s/ David C. Storbeck
Name: David C. Storbeck
Title: Vice President

PRINCE AGRI PRODUCTS, INC.
PHIBROCHEM, INC.
PHIBRO ANIMAL HEALTH HOLDINGS, INC.
PHIBRO CHEMICALS, INC.
WESTERN MAGNESIUM CORP.
C.P. CHEMICALS, INC.
PHILIPP BROTHERS CHEMICALS, INC.
PHIBROWOOD, LLC
PHIBRO-TECH, INC.
OMNIGEN RESEARCH, LLC
FIRST DICE ROAD COMPANY, A CALIFORNIA LIMITED
PARTNERSHIP
By: WESTERN MAGNESIUM CORP.,
Its General Partner

By:	/s/ David C. Storbeck
Name: David C. Storbeck
Title: Vice President

[Credit Agreement Amendment No. 3]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President

BANK OF AMERICA, N.A., as a Lender
and L/C Issuer

By:	/s/ Stacey Hamilton Sandler
Name: Stacey Hamilton Sandler
Title: Senior Vice President

[Credit Agreement Amendment No. 3]

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK NEDER-
LAND”, NEW YORK BRANCH,
as a Lender

By:	/s/ Michalene Donegan
	Name:	Michalene Donegan
	Title:	Executive Director

By:	/s/ Betty Janelle
	Name:	Betty Janelle
	Title:	Managing Director

[Credit Agreement Amendment No. 3]

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ M. Kelly Goggin
	Name:	M. Kelly Goggin
	Title:	Senior Vice President

[Credit Agreement Amendment No. 3]

Schedule 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

	Revolving Credit	Revolving Credit
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$53,300,000	53.300000000%
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$26,700,000	26.700000000%
Citizens Bank of Pennsylvania	$20,000,000	20.000000000%
Total	$100,000,000	100.000000000%